October 28, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Re: NBO Systems, Inc.

File No. 0-33037

Dear Sir or Madam:

We have rear Item 4 of the Form 8-K of NBO Systems, Inc. dated October 28, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP